EXHIBIT 31.4
Certification of Principal Financial Officer
CERTIFICATIONS FOR QUARTERLY REPORT ON FORM 10-Q/A

I, Hillard C. Gardner, certify that:

1) I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Cavalry Bancorp, Inc.;
2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 12, 2003	by

Hillard C. Gardner
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)